UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 7, 2007

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)
411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code: Registrant’s facsimile number, including area code:	(206) 701-2000 (206) 701-2500
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers or Principal Officers; Election of Directors; Election of Principal Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 3.1
EXHIBIT 10.1

Item 5.02 Departure of Directors or Certain Officers or Principal Officers; Election of Directors; Election of Principal Officers; Compensatory Arrangements of Certain Officers
     (b) On February 7, 2007, Professor Kenneth W. Kennedy, Jr., died in Houston, Texas, after a long battle with cancer. Professor Kennedy joined our Board in 1989 and was our longest serving Board member. He contributed enormously to our success and was an incredible contributor to the broader world of computer science and high performance computing.
          Professor Kennedy served on our Compensation Committee. The Corporate Governance Committee will determine whether to add a director to the Board.
     (e) On February 7, 2007, the Board of Directors approved the 2007 Cash Incentive Plan. As applicable to executive officers, the 2007 plan is a modification of similar plans for previous years. The 2006 Plan, as it pertained to executive officers, was based on adjusted results from operations (75%) and on achievement of personal goals (25%). The 2007 incentive award program follows a balanced scorecard approach, with a different scorecard with performance goals for each executive officer. Incentive awards may range from 50% of target as a threshold, to 75% of target for meeting a Board approved plan, to100% meeting targets established above plan and to a maximum of 150% of target for meeting specified stretch goals. Any payout over 100% of target requires a specified level of bookings in 2007. Any award higher than 150% of target is at the Board’s discretion. A prerequisite for payment of any awards under the 2007 plan is net income for the year on our audited financial statements for 2007.
     The Chief Executive Officer, subject to the approval of the Compensation Committee, retains the right to adjust the formula award (from 0% to 125%) for each other officer. The Board approves the final award for the Chief Executive Officer. The target award percentages for each executive officer as a percentage of base pay were unchanged for 2007 from 2006: Peter J. Ungaro, President and Chief Executive Officer – 150%, Brian C. Henry, Executive Vice President and Chief Financial Officer – 60%, Margaret A. Williams, Senior Vice President– 60%, Steven L. Scott, Chief Technology Officer and Senior Vice President – 50%; Jan C. Silverman, Senior Vice President – 50%, and Kenneth W. Johnson, Senior Vice President and General Counsel – 50%.
     In addition, Mr. Ungaro, Mr. Henry and Ms. Williams will receive additional cash payments of $250,000, $75,000 and $75,000, respectively, if 2007 pre-award results from operations exceed a pre-determined level higher than plan.
     In determining results from operation (pre-tax, pre-interest and pre-foreign currency effects) for purposes of measuring any specific goals and the additional cash payments, any charges due to SFAS 123(R) stock compensation, new restructuring plans, incentive plan awards, bonuses and retention incentives are excluded. To the extent there are other unplanned significant transactions or charges, then the Compensation Committee would determine what adjustments, if any,

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are appropriate in determining the results from operations for purposes of determining the payments under the 2007 plan.
     A copy of the 2007 Cash Incentive Plan as applicable to executive officers is attached as an exhibit to this Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 8, 2007, we amended our Bylaws to reduce the number of directors from nine to eight.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
3.1	Bylaws, as amended through February 8, 2007

10.1	Cray 2007 Cash Incentive Plan as applicable to executive officers

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
February 12, 2007

Cray Inc.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel

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